EXHIBIT 23.1

                                    CONSENT

     We have issued our report dated October 3, 1996 accompanying the financial statements and schedule of Doctors Health System, Inc. contained in Amendment No. 2 to the Registration Statement and Prospectus (Form S-1). We consent to the use of the aforementioned report in the Amended Registration Statement and Prospectus, and to the use of our name as it appears under the caption "Experts."

GRANT THORNTON LLP

Baltimore, Maryland
October 11, 1996


                                    CONSENT



     We have issued our reports accompanying the financial statements of Doctors Health System, Inc. contained in Amendment No.2 to the Registration Statement and Prospectus (Form S-1) on Practice A, dated September 10, 1996; Practice B, dated September 17, 1996; Practice C, dated September 17, 1996; Practice D, dated September 20, 1996; Practice E, dated September 12, 1996; Practice F, dated September 18, 1996; Practice G, dated September 12, 1996; Practice H, dated September 12, 1996; Practice I, dated September 25, 1996; and Practice J, dated September 20, 1996. We consent to the use of the aforementioned reports in the Amended Registration Statement and Prospectus, and to the use of our name as it appears under the caption "Experts."


GRANT THORNTON LLP

Baltimore, Maryland

October 11, 1996